Exhibit 10.20

STOCKHOLDERS’ AGREEMENT

This STOCKHOLDERS’ AGREEMENT (as the same may be amended from time to time in accordance with its terms, the “Agreement”) is made as of [•], 2017, among (i) WideOpenWest, Inc. (the “Company”), (ii) the Avista Investor Group, (iii) the Crestview Investor Group (each of the Avista Investor Group and the Crestview Investor Group, an “Investor” and collectively, the “Investors”), (iv) each of the Management Stockholders named on the signature pages hereto and (v) the Persons who from time to time become stockholders of the Company and execute and deliver a Joinder Agreement, substantially as set forth on Exhibit A hereto.

WHEREAS, in connection with the consummation by the Company of an initial public offering of its Common Stock (the “IPO”), the parties hereto desire to enter into this Agreement to govern certain of their rights, duties and obligations with respect to their ownership of shares of Common Stock after consummation of the IPO.

THEREFORE, in consideration of the promises and mutual covenants and agreements contained herein, the parties mutually agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1                                    Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. Notwithstanding the foregoing, for purposes hereof, none of the Investors, the Company, or any of their respective Subsidiaries shall be considered Affiliates of any portfolio operating company in which the Investors or any of their investment fund Affiliates have made a debt or equity investment, and none of the Investors or any of their Affiliates shall be considered an Affiliate of (a) the Company or any of its Subsidiaries or (b) each other.

“Avista Investor Group” means, collectively, Avista Capital Partners, L.P., Avista Capital Partners (Offshore), L.P., Avista Capital Partners III, L.P., Avista Capital Partners (Offshore) III, L.P., Avista Capital Partners (Offshore) III-A, L.P., ACP Racecar Co-Invest, LLC and ACP Racecar Co-Invest II, LLC and any of their respective Affiliates who beneficially own Common Stock from time to time.

“beneficial ownership” and “beneficially own” and similar terms have the meaning set forth in Rule 13d-3 under the Exchange Act; provided, however, that no Stockholder shall be deemed to beneficially own any securities of the Company held by any other Stockholder solely by virtue of the provisions of this Agreement (other than this definition which shall be deemed to be read for this purpose without the proviso hereto).

“Board” means the Board of Directors of the Company.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York, are authorized or required by law to close.

“Cause” means, with respect to any Management Stockholder, the definition used in the Management Stockholder’s employment agreement or employment letter in the case where there is such defined term and an employment agreement or employment letter, and in the case where there is no defined term and/or an employment agreement or employment letter, “Cause” means a Management Stockholder’s (i) conviction, guilty plea, or plea of “no contest” to any felony or other crime involving moral turpitude, (ii) commission of any act involving dishonesty or fraud with respect to the Company, (iii) engaging in any conduct bringing the Company (or its officers or directors) into public disgrace or disrepute, (iv) gross negligence or willful misconduct with respect to the Company, (v) substantial and repeated failure to perform the duties of such Management Stockholder’s position, after being given written notice and reasonable opportunity to cure such deficiency (but only if such deficiency is subject to cure) or (vi) any material breach of this Agreement.

“Common Stock” means common stock, par value $0.01 per share, of the Company, and any securities into which such shares of common stock shall have been changed or any securities resulting from any reclassification or recapitalization of such shares of common stock.

“Company” has the meaning set forth in the Preamble.

“Company Group” has the meaning set forth in Section 6.5(a).

“Coordination Committee” has the meaning set forth in Section 5.1(a).

“Crestview Investor Group” means, collectively, Crestview W1 Co Investors, LLC, Crestview W1 TE Holdings, LLC, and Crestview W1 Holdings, L.P. and any of their respective Affiliates who beneficially own Common Stock from time to time.

“Determination Time” has the meaning set forth in Section 5.2(b).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, as the same may be amended from time to time.

“Family Group” shall mean, with respect to a natural Person, such Person’s spouse, ancestors and descendants (whether natural or adopted) and any trust or other entity (including a partnership or limited liability company) solely for the benefit of such Person and/or for such Person’s spouse, their respective ancestors or descendants.

“FCC” means the U.S. Federal Communications Commission.

“GAAP” means generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession that are in effect from time to time.

“Good Reason” means, with respect to any Management Stockholder, the definition used in the Management Stockholder’s employment agreement or employment letter in the case where there is such defined term and an employment agreement or employment letter, and in the case where there is no defined term and/or an employment agreement or employment letter, “Good Reason” means (x) an assignment of duties to such employee that are materially inconsistent with such Management Stockholder’s title and position, or any other action by the Company that results in a significant diminution in such Management Stockholder’s title, position, authority or responsibilities in effect as of the date hereof, which reduction has not been remedied by the Company within 45 days after written notification to the Company containing a reasonably detailed description of such reduction, or (y) such Management Stockholder is required to relocate outside of a 40 mile radius from such Management Stockholder’s current work location to perform such Management Stockholder’s duties, provided that reasonable travel required by the Company shall not be considered a relocation for this purpose.

“Indemnified Liabilities” has the meaning set forth in Section 6.5.

“Indemnitees” has the meaning set forth in Section 6.5.

“Initial Shares” means, with respect to any Management Stockholder, all vested and unvested Common Stock owned by such Management Stockholder as of the date hereof, after giving effect to all Common Stock issued or received at the time of the IPO but not any Common Stock issued or received after the time of the IPO.

“IPO” has the meaning set forth in the Recitals.

“Investors” has the meaning set forth in the Preamble. For purposes of clarity, there are two Investors: the Avista Investor Group, which shall collectively be deemed an “Investor,” and the Crestview Investor Group, which shall collectively be deemed an “Investor.” Any determination, appointment, designation, consent or approval to be made, given or withheld by the Avista Investor Group in its capacity as an Investor under this Agreement shall be made, given or withheld by the Person or Persons holding a majority of the shares of Common Stock that are then deemed to be held by the Avista Investor Group and any determination, appointment, designation, consent or approval to be made, given or withheld by the Crestview Investor Group under this Agreement shall be made, given or withheld by the Person or Persons holding a majority of the shares of Common Stock that are then deemed to be held by the Crestview Investor Group.

“Investor Director Designee” has the meaning set forth in Section 3.1(a).

“Investor Ownership Percentage” means, with respect to any Investor and as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the number of shares of Common Stock held or beneficially owned by such Investor and its Affiliates as of such date and the denominator of which is the aggregate number of shares of Common Stock issued and outstanding as of such date.

“Law” with respect to any Person, means (a) all provisions of all laws, statutes, ordinances, rules, regulations, permits, certificates or orders of any governmental authority applicable to such Person or any of its assets or property or to which such Person or any of its assets or property is subject and (b) all judgments, injunctions, orders and decrees of all courts and arbitrators in proceedings or actions in which such Person is a party or by which it or any of its assets or properties is or may be bound or subject.

“Management Ownership Percentage” has the meaning set forth in Section 5.2(b).

“Management Permitted Transferee” means (i) in the case of a natural Person, by will or pursuant to applicable laws of descent and distribution or among such Person’s Family Group and (ii) in the case of a non-natural Person, (A) to its members, partners or shareholders (including by way of distribution) or (B) among its wholly-owned Affiliates.

“Management Stockholder” means each officer or employee of the Company party to this Agreement who owns Common Stock.

“Minimum Ownership Percentage” has the meaning set forth in Section 5.2(b).

“Necessary Action” means, with respect to any party and a specified result, all actions (solely to the extent such actions are permitted by Law and within such party’s control) necessary to cause such result, including (i) voting or providing a written consent or proxy with respect to the Common Stock, (ii) causing the adoption of stockholders’ resolutions and amendments to the organizational documents of the Company, (iii) executing agreements and instruments and (iv) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

“Other Investor” has the meaning set forth in Section 5.1(b).

“Ownership Year” has the meaning set forth in Section 5.2(b).

“Person” means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, limited liability company or any other entity of whatever nature, and shall include any successor (by merger or otherwise) of such entity.

“Proprietary Information” has the meaning set forth in Section 6.7.

“Public Offering” means any public offering and sale of equity securities of the Company or any successor to the Company for cash pursuant to an effective registration statement (other than on Form S-4, S-8 or a comparable form) under the Securities Act.

“Purchased Equity” means any shares of Common Stock received in connection with the IPO on account of any equity units of WideOpenWest Holdings, LLC purchased for cash or as a rollover investment by a Management Stockholder and not received or earned pursuant to any equity program, awards or grant, solely as set forth on Schedule I hereto.

“Registration Rights Agreement” has the meaning set forth in Article IV.

“Reimbursable Expenses” has the meaning set forth in Section 6.3.

“Representatives” has the meaning set forth in Section 6.7(i).

“Requisite FCC Approval” means any action by the FCC, including any action by any of its bureaus or offices pursuant to delegated authority, approving the proposed transfer of control of the FCC authorizations held by the Company and its Subsidiaries to allow either Investor or both Investors to relinquish the negative control of the Company each holds as of the date hereof.

“Rule 144” means Rule 144 under the Securities Act (or any successor rule or regulation).

“Rule 144 Transfer” has the meaning set forth in Section 5.1(b).

“Rule 144 Transferring Investor” has the meaning set forth in Section 5.1(b).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder, as the same may be amended from time to time.

“Share Equivalents” means, for a Person or Persons, (a) Common Stock beneficially owned as of such determination date by such Person or Persons, and (b) the number of shares of Common Stock issuable upon exercise, conversion or exchange of any security that is currently exercisable for, convertible into or exchangeable for, on any such date of determination, Common Stock.

“Stockholder” means each member of the Avista Investor Group and Crestview Investor Group who owns shares of Common Stock and each Management Stockholder who owns shares of Common Stock.

“Subsidiary” means, with respect to any Person, any corporation, partnership, trust, limited liability company or other non-corporate business enterprise in which such Person (or another Subsidiary of such Person) holds stock or other ownership interests representing (a) more than fifty percent (50%) of the voting power of all outstanding stock or ownership interests of such entity, (b) the right to receive more than fifty percent (50%) of the net assets of such entity available for distribution to the holders of outstanding stock or ownership interests upon a liquidation or dissolution of such entity or (c) a general or managing partnership interest in such entity.

“Transfer” means, with respect to any Common Stock or Share Equivalents, a direct or indirect transfer (including through one or more transfers), sale, exchange, assignment, pledge, hypothecation or other encumbrance or other disposition of such Common Stock or Share Equivalents, including the grant of an option or other right, whether directly or indirectly, whether voluntarily, involuntarily or by operation of Law; provided, that a Transfer shall not include any direct or indirect transfer (including through one or more transfers), sale, exchange, assignment, pledge, hypothecation or other encumbrance or other disposition of Common Stock or Share Equivalents as a result of any direct or indirect transfer (including through one or more transfers), sale, exchange, assignment, pledge, hypothecation or other encumbrance or other disposition of an interest in an Investor, including the grant of an option or other right, whether voluntarily, involuntarily or by operation of Law.  “Transferred,” “Transferring” and “Transferee” shall each have a correlative meaning to the term “Transfer.”

“Unwinding Event” has the meaning set forth in Section 5.3(b).

Section 1.2                                    General Interpretive Principles. The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Unless otherwise specified, the terms “hereof,” “herein” and similar terms refer to this Agreement as a whole, and references herein to Articles or Sections refer to Articles or Sections of this Agreement. For purposes of this Agreement, the words, “include,” “includes” and “including,” when used herein, shall be deemed in each case to be followed by the words “without limitation.” The terms “dollars” and “$” shall mean United States dollars. Except as otherwise set forth herein, Common Stock underlying unexercised options that have been issued by the Company shall not be deemed “outstanding” for any purposes in this Agreement. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1                                    Representations and Warranties of the Stockholders. Each Stockholder, severally and not jointly, hereby represents and warrants to the Company and each other Stockholder that on the date hereof:

(a)                                 This Agreement has been duly authorized, executed and delivered by such Stockholder and, assuming the due execution and delivery of this Agreement by the other parties hereto, this Agreement constitutes the valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar Laws affecting creditors’ rights generally and by the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at Law).

(b)                                 The execution, delivery and performance by such Stockholder of this Agreement and the consummation by such Stockholder of the transactions contemplated hereby do not and will not, with or without the giving of notice or the passage of time or both: (i) violate the provisions of any Law, rule or regulation applicable to such Stockholder or his or her properties or assets; (ii) violate any judgment, decree, order or award of any court, governmental or quasi-governmental agency or arbitrator applicable to such Stockholder or his or her properties or assets; or (iii) conflict with, or result in a breach or default under, any term or condition of or constitute a default under, any organizational documents, contract, agreement or instrument to which such Stockholder is a party or by which such Stockholder or his or her properties or assets are bound.

(c)                                  Such Stockholder understands that the Common Stock may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the shares of Common Stock or an available exemption from registration under the Securities Act, Common Stock must be held indefinitely.

Section 2.2                                    Entitlement of the Company and the Stockholders to Rely on Representations and Warranties. The representations and warranties contained in Section 2.1 may be relied upon by the Company and by the other Stockholders in connection with the entering into of this Agreement.

Section 2.3                                    Representations and Warranties of the Company. The Company hereby represents and warrants to the Stockholders that as of the date of this Agreement:

(a)                                 It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, it has full power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance by it of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action.

(b)                                 This Agreement has been duly and validly executed and delivered by the Company and constitutes a legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar Laws affecting creditors’ rights generally and by the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at Law).

(c)                                  The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not, with or without the giving of notice or lapse of time, or both, (i) violate the provisions of Law, rule or regulation applicable to the Company or its properties or assets, (ii) violate any judgment, decree, order or award of any court, governmental or quasi-governmental agency or arbitrator applicable to the Company or its properties or assets or (iii) conflict with, or result in a breach or default under, any term or condition of the Company’s organizational documents, contract, agreement or instrument to which the Company is a party or by which it or its properties or assets are bound.

ARTICLE III

MANAGEMENT

Section 3.1                                    Composition of the Board of Directors.

(a)                                 Concurrently with the effectiveness of this Agreement, the Avista Investor Group and the Crestview Investor Group shall each have the right to designate the number of directors specified in the table below to the Board based on their respective Investor Ownership Percentage (any individual designated by the Avista Investor Group or the Crestview Investor Group, as applicable, an “Investor Director Designee”). The Company and each Stockholder shall take all Necessary Action to cause the Investor Director Designees to be elected and/or appointed to the Board.

Investor Ownership Percentage	Number of Avista Investor Group Director Designees	Number of Crestview Investor Group Director Designees
22.5% or more	3	3
15-22.5%	2	2
5-15%	1	1

(b)                                 As of the date hereof, the directors designated for appointment to the Board (i) by the Avista Investor Group shall be Phil Seskin, designated as a Class I Director, Joshua Tamaroff, designated as a Class II Director, and David Burgstahler, designated as a Class III Director and (ii) by the Crestview Investor Group shall be Jeffrey Marcus, designated as a Class I Director, Daniel Kilpatrick, designated as a Class II Director, and Brian Cassidy, designated as a Class III Director. In addition, the Company’s Chief Executive Officer, Steven Cochran, will initially serve as a Class I Director.

(c)                                  It is the intent of the Investors to cause the Board to be comprised of eight directors, until such time as the Requisite FCC Approval is obtained, and thereafter to expand the Board to nine directors at the discretion of the Board.  In the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal of any director who was an Investor Director Designee, the Company agrees to take at any time and from time to time all actions necessary to cause the vacancy created thereby to be filled as promptly as practicable by a new Investor Director Designee designated by the same Investor that designated the Investor Director Designee to the Board seat that has become vacant; provided that, for the avoidance of doubt, an Investor shall not have the right to designate a replacement director, and the Board of Directors and the Stockholders shall not be required to take any action to cause any vacancy to be filled with any such Investor Director Designee, to the extent that election or appointment of such Investor Director Designee to the Board of Directors would result in a number of directors designated by the Investor in excess of the number of directors that the Investor is then entitled to designate for membership on the Board of Directors pursuant to Section 3.1(a).

(d)                                 No Stockholder shall take any action with respect to the Company that would be inconsistent with the provisions of this Agreement.

(e)                                  The Company and its Subsidiaries shall reimburse the Investor Director Designees for all reasonable out-of-pocket costs or expenses incurred in connection with their attendance at meetings of the Board or the board of directors of any of the Company’s Subsidiaries, and any committees thereof, including, without limitation, travel, lodging and meal expenses.

(f)                                   The Company and its Subsidiaries shall obtain customary director and officer indemnity insurance on commercially reasonable terms which insurance shall cover each member of the Board and the members of each board of directors of each of the Company’s Subsidiaries. The Company and its Subsidiaries shall enter into director and officer indemnification agreements, in form and substance reasonably satisfactory to each of the Investors, with each of the Investor Director Designees.  The provisions of this Section 3.1(f) shall survive any termination of this Agreement.

ARTICLE IV

REGISTRATION RIGHTS

The Company shall grant to each of the Investors the registration rights set forth in the Registration Rights Agreement in Exhibit B hereto (the “Registration Rights Agreement”).

ARTICLE V

TRANSFER RESTRICTIONS

Section 5.1                                    Coordination Committee; Transfer Restrictions.

(a)                                 The Company shall create a coordination committee (the “Coordination Committee”), which shall not be a committee of the Board, and will maintain such committee for so long as each of the Investors has an Investor Ownership Percentage of more than 5% or until disbanded with the written consent of each Investor. The Coordination Committee shall facilitate coordination of dispositions of the Common Stock held by the Investors pursuant to Rule 144, as provided in Section 5.1(b). The Investors each shall be permitted to designate an equal number of representatives (who may, but need not, be a director of the Company) to participate on the Coordination Committee, and shall be permitted to remove and replace such designee from time to time. The procedures governing the conduct of the Coordination Committee shall be established from time to time by the written consent of each Investor. The Coordination Committee shall meet as needed. The Coordination Committee shall notify the Company of any disposition or distribution of the Common Stock which is effected and of which such committee has been notified. If requested by the Company (and at the expense of the Company) any such disposition or distribution shall be supported by an opinion of reputable counsel acceptable to the parties retained by the Investors as to applicability of the Securities Act and any applicable exemptions thereunder.

(b)                                 Notwithstanding anything to the contrary herein, for so long as each of the Investors has an Investor Ownership Percentage of more than 5%, an Investor wishing to effectuate a Transfer of some or all of its Common Stock pursuant to a Transfer under Rule 144 (such Transfer, a “Rule 144 Transfer”; and such Investor, a “Rule 144 Transferring Investor”) shall consult with the other Investor (the “Other Investor”) at least two Business Days prior to effectuating any such Rule 144 Transfer, and shall provide the Other Investor with the opportunity to participate in the contemplated Rule 144 Transfer by selling its Common Stock up to an amount equal to (x) the number of shares of Common Stock proposed to be Transferred by the Rule 144 Transferring Investor in such Rule 144 Transfer multiplied by (y) such Other Investor’s percentage ownership of the aggregate number of shares of Common Stock held by both Investors as of the date hereof; it being understood that if such product is fractional, it shall be rounded down to the nearest whole number.

(c)                                  The restrictions in this Section 5.1 may not be avoided by the holding of shares of Common Stock directly or indirectly through a Person that can itself be sold to dispose of an interest in Common Stock free of such restrictions.

Section 5.2                                    Restrictions on Transfer by Management Stockholders. Notwithstanding anything in this Agreement to the contrary:

(a)                                 For the first 180 days following the IPO, no Management Stockholder shall Transfer any Common Stock.

(b)                                 No Management Stockholder shall Transfer any Common Stock (other than to Management Permitted Transferees pursuant to Section 5.3) to the extent that such Transfer would result in the Management Ownership Percentage of such Management Stockholder immediately following the effective time of such Transfer (the “Determination Time”) being less than the Minimum Ownership Percentage during the relevant period. For purposes of this Section 5.2(b), “Management Ownership Percentage” means a fraction (expressed as a percentage), (A) the numerator of which is the number of shares of Common Stock owned by such Management Stockholder immediately following the Determination Time and (B) the denominator of which is the number of Initial Shares that are or have become vested as of immediately following the Determination Time.  For the purposes of this Section 5.2(b),

“Minimum Ownership Percentage” means the Management Ownership Percentage that must be held by each Management Stockholder during each year beginning 181 days after the consummation of the IPO (“Ownership Year”), as set forth below:

Ownership Year	Minimum Ownership Percentage
1	75%
2	50%
3	25%
4	0%

Any Purchased Equity shall not be considered for purposes of the definition of “Management Ownership Percentage” and shall not be subject to the limitations in this Section 5.2(b). The limitations on Transfer set forth in this Section 5.2(b) shall terminate, with respect to any Management Stockholder, if ever, at such time that such Management Stockholder ceases to be employed by the Company other than as a result of such Management Stockholder being (x) terminated for Cause or (y) resigning without Good Reason; provided that, if such employment ceases as set forth in this sentence prior to the one year anniversary of the date hereof, the limitations on Transfer set forth in this Section 5.2(b) shall not terminate with respect to such Management Stockholder until the one year anniversary of the date hereof.

(c)                                  In connection with each underwritten Public Offering (as defined in the Registration Rights Agreement) and if requested by the managing underwriter, each of the Management Stockholders agree not to effect any public sale or private offer or distribution of any shares of Common Stock during the 10 days prior to the consummation of such Public Offering and during such time period after the consummation of such Public Offering, not to exceed 90 days (180 days in the case of the IPO) as may be requested by the managing underwriter.  Any discretionary waiver or reduction of the requirements under the foregoing provisions made by the Company or the applicable lead managing underwriters shall apply to each Management Stockholder on a pro rata basis. The Company may impose stop-transfer instructions with respect to the Common Stock (or other securities) subject to the foregoing restriction until the end of such period.

(d)                                 Any attempt by a Management Stockholder to Transfer any Common Stock and Share Equivalents not in compliance with this Section 5.2 shall be null and void and have no force or effect, and the Company shall not, and shall cause any transfer agent not to, give any effect in the Company’s stock records to such attempted Transfer. The parties hereto acknowledge that the transfer restrictions contained herein are reasonable and in the best interests of the Company.

(e)                                  No Management Stockholder that has been designated an “Officer” for purposes of Section 16 of the Exchange Act shall transfer any Initial Shares other than pursuant to a prearranged trading plan in accordance with Rule 10b5-1 under the Exchange Act approved by the Company.

Section 5.3                                    Management Permitted Transferees.

(a)                                 Any Management Stockholder may at any time Transfer any or all of its Common Stock to a Management Permitted Transferee without the consent of any Person and without compliance with Section 5.2(b) and Section 5.2(e), so long as such Management Permitted Transferee shall have agreed in writing to be bound by the terms of this Agreement by executing a Joinder Agreement. Such Management Stockholder must give prior written notice to the Company of any proposed Transfer to a Management Permitted Transferee, including the identity of such proposed Management Permitted Transferee and such other documentation reasonably requested by the Company, to ensure compliance with the terms of this Agreement.

(b)                                 If, while a Management Permitted Transferee holds any shares of Common Stock, a Management Permitted Transferee ceases to qualify as a Management

Permitted Transferee in relation to the initial transferring Management Stockholder from whom or which such Management Permitted Transferee or any previous Management Permitted Transferee of such initial transferring Management Stockholder received such Common Stock (an “Unwinding Event”), then:

(i)                                     the relevant initial transferor Management Stockholder shall forthwith notify the other Stockholders and the Company of the pending occurrence of such Unwinding Event; and

(ii)                                  immediately following such Unwinding Event, without limiting any other rights or remedies, such initial transferor Management Stockholder shall take all actions necessary to effect a Transfer of all the Common Stock held by the relevant Management Permitted Transferee either back to such Management Stockholder or, pursuant to this Section 5.3, to another Person that qualifies as a Management Permitted Transferee of such initial transferring Management Stockholder.

ARTICLE VI

ADDITIONAL AGREEMENTS OF THE PARTIES

Section 6.1                                    Obligation to Update Investors. The Company shall keep the Investor Director Designees informed, on a current basis, of any events, discussions, notices or changes with respect to any tax (other than ordinary course communications which could not reasonably be expected to be material to the Company), criminal or regulatory investigation or action involving the Company or any of its Subsidiaries, and shall reasonably cooperate with the Investors, their members and their respective Affiliates in an effort to avoid or mitigate any cost or regulatory consequences to the Investors or their Affiliates that might arise from such investigation or action (including by reviewing written submissions in advance, attending meetings with authorities and coordinating and providing assistance in meeting with regulators).

Section 6.2                                    Logo of the Company and its Subsidiaries. The Company grants the Investors permission to use the Company’s and its Subsidiaries’ names and logos in the Investors’ or their respective Affiliates’ marketing materials solely to reflect that the Company is, or was, at one time a portfolio company of the Investor. The Investors or their respective Affiliates, as applicable, shall include a trademark attribution notice giving notice of the Company’s or its Subsidiaries’ ownership of its trademarks in the marketing materials in which the Company’s or its Subsidiaries’ names and logos appear.

Section 6.3                                    Expenses. The Company will pay (or cause to be paid) to an Investor (or an Affiliate thereof) on demand all Reimbursable Expenses whether incurred prior to or following the date of this Agreement. As used herein, “Reimbursable Expenses” means, all reasonable out-of-pocket costs and expenses (including the reasonable fees and expenses of, and any amounts paid in respect of indemnities in favor of, any attorneys, accountants, consultants and other third parties) incurred by such Investor or an Affiliate thereof (i) on behalf of the Company (with the Company’s consent), (ii) in connection with any services provided by such Investor or its Affiliates to the Company or any of its Affiliates from time to time or (iii) in connection with such Investor’s enforcement of rights or taking of actions under this Agreement, the constitutive documents of the Company or any of its Subsidiaries, or any transaction or agreement to which the Company or any of its Subsidiaries is a party.

Section 6.4                                    Management Stockholders Non-Compete.

(a)                                 Except as provided below, each Management Stockholder agrees that for so long as he or she is employed by the Company or any of its Subsidiaries, and for one year thereafter (the “Non-Competition Period”), such Management Stockholder shall not, without the express written consent of the Company, directly or indirectly, engage in any activity which is in competition with the Company, or participate or invest in (except as owner of less than 5% of the shares of the publicly traded stock of a company which such Management Stockholder does not have in fact, through beneficial ownership or otherwise, the power to control or direct) or assist (whether as owner, part-owner, stockholder, partner, director, officer, trustee, employee, agent, independent contractor or consultant, or in any other capacity) any competitor of the Company.

(b)                                 Each Management Stockholder agrees that for so long as he or she is employed by the Company or any of its Subsidiaries, and for the Non-Competition Period, such Management Stockholder shall not, directly or indirectly, (i) solicit for employment or employ any person who is employed by the Company, (ii) encourage any officer, employee, client, customer or supplier to terminate or alter his, her, or its relationship or employment with the Company or any of its Subsidiaries, or (iii) solicit for or on behalf of any competitor of the Company any client, customer or supplier of the Company or any of its Subsidiaries, or divert to any Person any client or business opportunity of the Company or any of its Subsidiaries.

(c)                                  In furtherance and not in limitation of the foregoing restrictions, during each Management Stockholder’s employment with the Company or any of its Subsidiaries and the Non-Competition Period, subject to each Management Stockholder’s duties of employment, each Management Stockholder shall not devote any time to consulting, lecturing or engaging in other self-employment or employment activities without the prior written consent of the Company.

(d)                                 If any court of competent jurisdiction in a final, non-appealable judgment determines that a specified time period, a geographical area, a specified business limitation or any other relevant feature of this Section 6.4 is unreasonable, arbitrary or against public policy, then a lesser time period, geographical area, business limitation or other relevant feature which is determined by such court to be reasonable, not arbitrary and not against public policy may be enforced against the applicable party.

(e)                                  Each Management Stockholder, while he or she is employed by the Company and its Subsidiaries, agrees to offer or otherwise make known or available to the Company or any Subsidiary, as directed by the Company and without additional compensation or consideration, any business prospects, contracts or other business opportunities that he or she may discover, find, develop or otherwise have available to him or her in any field in which the Company or any of its Subsidiaries is engaged, and further agrees that any such prospects, contracts or other business opportunities shall be the property of the Company.

Section 6.5                                    Indemnity and Liability.

(a)                                 The Company hereby indemnifies and agrees to exonerate and hold each of the Investors and each of its respective shareholders, members, affiliates, directors, officers, fiduciaries, managers, controlling persons, employees, representatives and agents, and each of the partners, shareholders, members, affiliates, directors, officers, fiduciaries, managers, controlling persons, employees, representatives and agents of each of the foregoing (collectively, the “Indemnitees”), each of whom is an intended third-party beneficiary of this Agreement and may specifically enforce the Company’s obligations hereunder, free and harmless from and against any and all actions, causes of action, suits, claims, liabilities, losses, damages and costs and expenses or any other amounts in connection therewith, including without limitation all actual out-of-pocket attorneys’ fees and expenses (collectively, the “Indemnified Liabilities”), incurred by the Indemnitees or any of them as a result of, arising out of, or in any way relating to (i) services provided by any Investor or its Indemnitees to the Company or to any of the Company’s Subsidiaries (collectively, the “Company Group”), (ii) this Agreement, except for any breach of this Agreement by such Investor or such Investor’s respective Indemnitee, or (iii) any claim, cause of action or suit against the Investor or any Indemnitee solely by reason of the Investor’s status as a stockholder of the Company and which arises out of or relates to actions, liabilities or losses of the Company or its Subsidiaries, but not including any Indemnified Liabilities arising from or primarily related to such Indemnitee’s willful misconduct, fraud or gross negligence, or filings with the SEC describing its ownership in the Company, or in connection with any Public Offering (as defined in the Registration Rights Agreement) where information provided by an Investor is the cause of any claim relating to that Public Offering. If, and to the extent that, the foregoing undertaking may be unavailable or unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable Law. For purposes of this Section 6.5, none of the circumstances described in the limitations contained in the first sentence of this Section 6.5(a) shall be deemed to apply absent a final non-appealable judgment of a court of competent jurisdiction to such effect, in which case to the extent any such limitation is so determined to apply to any Indemnitee as to any previously advanced indemnity payments made by the Company, then such payments shall be repaid by such Indemnitee to the Company.

(b)                                 Any Indemnitee may, at its own expense, retain separate counsel to participate in such defense, and in any action, claim, suit, investigation or proceeding in which the Company, on the one hand, and an Indemnitee, on the other hand, is, or is reasonably likely to become, a party. An Indemnitee shall have the right to employ separate counsel at the expense of the Company and to control its own defense of such action, claim, suit, investigation or proceeding if, in the reasonable opinion of counsel to such Indemnitee, a conflict or potential conflict exists between the Company, on the one hand, and such Indemnitee, on the other hand, that would make such separate representation advisable. The Company agrees that it will not, without the prior written consent of the applicable Indemnitee, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, suit, investigation, action or proceeding relating to the matters contemplated hereby (if any Indemnitee is a party thereto or has been threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of the applicable Indemnitee and each other Indemnitee from all liability arising or that may arise out of such claim, suit, investigation, action or proceeding.

(c)                                  The rights of any Indemnitee to indemnification hereunder will be in addition to any other rights any such Person may have under any other agreement or instrument to which such Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under Law or regulation. The Company hereby agrees that it is the indemnitor of first resort (i.e., its obligations to any Indemnitee under this Agreement are primary and any obligation of any Investor (or any Affiliate thereof other than the Company) to provide advancement or indemnification for the same Indemnified Liabilities (including all interest, assessment and other charges paid or payable in connection with or in respect of such Indemnified Liabilities) incurred by Indemnitee are secondary), and if any Investor (or any Affiliate thereof other than the Company) pays or causes to be paid, for any reason, any amounts otherwise indemnifiable hereunder or under any other indemnification agreement (whether pursuant to contract, bylaws or charter) with any Indemnitee, then (i) such Investor shall be fully subrogated to all rights of Indemnitee with respect to such payment, and (ii) the Company shall reimburse such Investor (or such other Affiliate) for the payments actually made. The Company hereby unconditionally and irrevocably waives, relinquishes and releases (and covenants and agrees not to exercise, and to cause each of its Affiliates not to exercise), any claims or rights that the Company may now have or hereafter acquire against any Indemnitee (in any capacity) that arise from or relate to the existence, payment, performance or enforcement of the Company’s obligations under this Agreement or under any indemnification obligation (whether pursuant to any other contract, any organizational document or otherwise), including any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Indemnitee against any Indemnitee, whether such claim, remedy or right arises in equity or under contract, statute, common law or otherwise, including any right to claim, take or receive from any Indemnitee, directly or indirectly, in cash or other property or by set-off or in any other manner, any payment or security or other credit support on account of such claim, remedy or right. Except as specifically provided otherwise in this Agreement, none of the Indemnitees will be liable to the Company or any of its Affiliates for any act or omission suffered or taken by such Indemnitee that does not constitute willful misconduct, fraud or gross negligence.

Section 6.6                                    Access to Information and Personnel.

(a)                                 For so long as either (x) an Investor is entitled to designate at least one Investor Director Designee pursuant to Section 3.1(a) or (y) an Investor has provided a written request, the Company will deliver, or will cause to be delivered, the following to such Investor (unless such Investor has informed the Company that it does not wish to receive any such information):

(i)                                     unaudited consolidated quarterly financial reports of the Company and its consolidated subsidiaries prepared in accordance with GAAP for the first three fiscal quarters of each year, which shall be provided no later than the date upon which the Form 10-Q for the Company is due for such fiscal quarter;

(ii)                                  audited consolidated annual financial reports of the Company and its consolidated subsidiaries prepared in accordance with GAAP, which shall be provided no later than the date upon which the Form 10-K for the Company is due for such fiscal year;

(iii)                               as soon as available after each month and in any event within 15 days after the date on which such information is delivered in final form to the Board, unaudited consolidated monthly financial reports of the Company and its consolidated subsidiaries prepared in accordance with GAAP;

(iv)                              the annual business plan (including operating budget and capital expenditures presented on a monthly basis); and

(v)                                 such other information and data as the Investor may reasonably request in connection with its ownership of Common Stock, including, but not limited to any information necessary to assist such Investor in preparing its tax, regulatory or other similar filings or as otherwise required for administrative purposes.

(b)                                 The Company shall, and shall cause its Subsidiaries to, provide the Avista Investor Group and the Crestview Investor Group, as applicable, full access to all books, records, policies and procedures, internal audit and compliance reports, and to officers, personnel, accountants and other representatives of the Company and its Subsidiaries and their respective businesses, whether located in the United States or outside the United States, including, without limitation, the right to audit any such books, records, policies and procedures, and reports and to make copies therefrom.

Section 6.7                                    Confidentiality. Each Stockholder shall maintain the confidentiality of any confidential and proprietary information of the Company and its Subsidiaries (“Proprietary Information”) using the same standard of care, but in no event less than reasonable care, as it applies to its own confidential information, except (i) for any Proprietary Information which is publicly available (other than as a result of dissemination by such Stockholder in violation of this Section 6.7) or a matter of public knowledge generally, (ii) if the release of such Proprietary Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, following delivery of prior written notice to the Company (to the extent permitted under applicable Law), or (iii) for Proprietary Information that was known to such Stockholder prior to its disclosure by the Company, or becomes known by such Stockholder, in each case on a non-confidential basis, without, to such Stockholder’s knowledge, breach of any third-party’s confidentiality obligations. Each Stockholder further acknowledges and agrees that it shall not disclose any Proprietary Information to any Person, except that Proprietary Information may be disclosed:

(i)                                     to its and its Affiliates’ directors, officers, employees, stockholders, members, partners, agents, counsel, investment advisers or other representatives (all such persons being collectively referred to as “Representatives”) in the normal course of the performance of their duties to the Investor or its Affiliates;  provided such recipient agrees to be bound by a confidentiality agreement consistent with the provisions hereunder or is otherwise bound under Law or contract to a duty of confidentiality to the Investor or its Affiliate;

(ii)                                  to any regulatory authority to which the Stockholder or any of its Affiliates is subject or with which it has regular dealings in connection with a general regulatory inquiry not specifically targeted at the Company; provided that to the extent legally permissible and practicable, the Stockholder gives prior notice of such disclosure to the Company, and provided further, that such authority is advised of the confidential nature of such information;

(iii)                               to the extent related to the tax treatment and tax structure of the transactions contemplated by this Agreement (including all materials of any kind, such as opinions or other tax analyses that the Company, its Affiliates or any of its Representatives have provided to such Stockholder relating to such tax treatment and tax structure); provided that the foregoing does not constitute an authorization to disclose the identity of any existing or future party to the transactions contemplated by this Agreement or their Affiliates or Representatives, or, except to the extent relating to such tax structure or tax treatment, any specific pricing terms or commercial or financial information; or

(iv)                              if the prior written consent of the Board shall have been obtained.

Nothing contained herein shall prevent the use (subject, to the extent possible, to a protective order) of Proprietary Information in connection with the assertion or defense of any claim by or against the Company or any Stockholder.

Section 6.8                                    Matters Requiring Stockholder Consent. The Company shall not (and shall not permit any of its Subsidiaries to) take any of the actions listed below without the consent of each Investor until the later of (x) such time as the Requisite FCC Approval is obtained and (y) the earlier of (1) June 30, 2018 or (2) such time as such Investor no longer has an Investor Ownership Percentage of at least 22.5% at such time (in which case such Investor's consent shall not be required for any of the actions listed below):

(i)                                     enter into or effect any transaction or series of related transactions, involving the purchase, rent, license, exchange or other acquisition by the Company or any of its Subsidiaries of any assets (including any securities of any other Person) for consideration having a fair market value (as reasonably determined by the Board) in excess of $250,000,000 other than transactions in the ordinary course of business exclusively between and among any of the Company’s direct or indirect wholly-owned Subsidiaries;

(ii)                                  enter into or effect any transaction or series of related transactions, involving the sale of at least a majority of the issued and outstanding Common Stock of the Company or the sale by the company of all or substantially all of its assets;

(iii)                               hire or remove, with or without cause, the Chief Executive Officer of the Company or any of its Subsidiaries, from time to time.

Section 6.9                                    Certain Other Matters. Neither the Company nor any of its Subsidiaries shall enter into any contract, agreement, arrangement or understanding containing any provision or covenant that purports to, or could reasonably be expected to, limit in any respect the ability of any Investor or any of their respective Affiliates or portfolio companies to (i) sell any products or services of or to any other Person or in any geographic region, (ii) engage in any line of business, (iii) compete with or obtain products or services from any Person or (iv) provide products or services to the Company or any of its Subsidiaries.

ARTICLE VII

MISCELLANEOUS

Section 7.1                                    No Exclusive Duty to the Company.

In recognition that the Investors currently have, and will in the future have or will consider acquiring, investments in numerous companies with respect to which such Investor (or one or more Affiliates, associated investment funds, portfolio companies or employees) may serve as an advisor, a director or in some other capacity, and in recognition that such Investor (or one or more Affiliates, associated investment funds, portfolio companies or employees) may have a myriad of duties to various investors and partners, and in anticipation that the Company, on the one hand, and such Investor (or one or more Affiliates, associated investment funds, portfolio companies or employees), on the other hand, may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of the benefits to be derived by the Company hereunder and in recognition of the difficulties which may confront any Investor who desires and endeavors fully to satisfy such Investor’s duties, in determining the full scope of such duties in any particular situation, the provisions of this Section 7.1 are set forth to regulate, define and guide the conduct of certain affairs of the Company as they may involve such Investor.

(a)                                 Such Investor shall have the right:

i.                  to directly or indirectly engage in or invest in any business (including any business activities or lines of business that are the same as or similar to those pursued by, or competitive with, the Company or any of its Subsidiaries);

ii.               to directly or indirectly do business with any client or customer of the Company or any of its Subsidiaries;

iii.            to take any other action that such Investor believes in good faith is necessary to or appropriate to fulfill its obligations as described in the first sentence of this Section 7.1; and

iv.           not to present potential transactions, matters or business opportunities to the Company or any of its Subsidiaries, and to pursue, directly or indirectly, any such opportunity for itself, and to direct any such opportunity to another person.

(b)                                 Such Investor (or one or more Affiliates, associated investment funds, portfolio companies or employees) shall have no duty (contractual or otherwise) to communicate or present any corporate opportunities to the Company or any of its Subsidiaries or to refrain from any actions specified in Section 7.1(a), and the Company, on its own behalf and on behalf of its Subsidiaries, hereby renounces and waives any right to require such Investor (or one or more Affiliates, associated investment funds, portfolio companies or employees) to act in a manner inconsistent with the provisions of Section 7.1(a).

(c)                                  Such Investor and its Affiliates, associated investment funds, portfolio companies and employees shall not be liable to the Company or any of its Subsidiaries for breach of any duty (contractual or otherwise) by reason of any activities or omissions of the types referred to in this Section 7.01 or such Investor’s or its Affiliates’, associated investment funds’, portfolio companies’ or employees’ participation therein.

Section 7.2                                    Entire Agreement. This Agreement constitutes the entire understanding and agreement between the parties as to the matters covered herein and supersedes and replaces any prior understandings or agreements between the parties as to the matters covered herein and supersedes and replaces any prior understandings or agreements, in each case, written or oral, of any and every nature with respect thereto. In the event of any inconsistency between this Agreement and any document executed or delivered to effect the purposes of this Agreement, including, without limitation, the by-laws of any company, this Agreement shall govern as among the parties hereto.

Section 7.3                                    Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)                                 THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

(b)                                 EACH OF THE PARTIES SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN WILMINGTON, DELAWARE IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, AGREES THAT ALL CLAIMS IN RESPECT OF THE ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND AGREES NOT TO BRING ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO IN ANY OTHER COURT. EACH OF THE PARTIES WAIVES ANY DEFENSE OF INCONVENIENT FORUM TO THE MAINTENANCE OF ANY ACTION OR PROCEEDING SO BROUGHT AND WAIVES ANY BOND, SURETY OR OTHER SECURITY THAT MIGHT BE REQUIRED OF ANY OTHER PARTY WITH RESPECT THERETO. EACH PARTY AGREES THAT SERVICE OF SUMMONS AND COMPLAINT OR ANY OTHER PROCESS THAT MIGHT BE SERVED IN ANY ACTION OR PROCEEDING MAY BE MADE ON SUCH PARTY BY SENDING OR DELIVERING A COPY OF THE PROCESS TO THE PARTY TO BE SERVED AT THE ADDRESS OF THE PARTY AND IN THE MANNER PROVIDED FOR THE GIVING OF NOTICES IN SECTION 7.9. NOTHING IN THIS SECTION 7.3(B), HOWEVER, SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PROVIDED BY LAW. EACH PARTY HERETO AGREES THAT A FINAL, NON- APPEALABLE JUDGMENT IN ANY ACTION OR PROCEEDING SO BROUGHT SHALL BE CONCLUSIVE AND MAY BE ENFORCED BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(c)                                  EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH PARTY TO THIS AGREEMENT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION WILL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 7.4                                    Obligations; Remedies. The Company and the Stockholders shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement (including, without limitation, costs of enforcement) and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement, and that the Company or any Stockholder may in its sole discretion apply to any court of Law or equity of competent jurisdiction for specific performance or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement. All remedies, either under this Agreement or by Law or otherwise afforded to any party, shall be cumulative and not alternative. All obligations hereunder shall be satisfied in full without set-off, defense or counterclaim.

Section 7.5                                    Amendment and Waiver.

(a)                                 The terms and provisions of this Agreement may be modified or amended at any time and from time to time only by the written consent of (i) the Company, (ii) the Person or Persons holding a majority of the shares of Common Stock that are then deemed to be held by the Avista Investor Group and (iii) the Person or Persons holding a majority of the Shares that are then deemed to be held by the Crestview Investor Group; provided, however, that any waiver, amendment or modification that adversely affects Management Stockholders disproportionately as compared to the Investors (taking into account and considering the rights of Management Stockholders prior to such amendment or modification), shall require the prior written consent of the holders of a majority of the shares of Common Stock then held by the Management Stockholders. If requested by the Investors, the Company agrees to execute and deliver any amendments to this Agreement which are not adverse to the Company or its public stockholders to the extent so requested by the Investors in connection with the addition of (i) a transferee of Common Stock or Share Equivalents or (ii) a recipient of any newly-issued Common Stock or Share Equivalents as a party hereto; provided that such amendments are in compliance with the immediately foregoing sentence and the terms of this Agreement. Any amendment, modification or waiver effected in accordance with the foregoing shall be effective and binding on the Company, each Investor and each of the Management Stockholders.

(b)                                 Any failure by any party at any time to enforce any of the provisions of this Agreement, or single or partial enforcement of any rights, powers or remedies conferred by this Agreement, shall not be construed as a waiver of such provision or any other provisions hereof, or preclude any other or further exercise thereof.

Section 7.6                                    Binding Effect; Assignment. The rights and obligations under this Agreement shall not be assignable without the prior written consent of (i) the Company, (ii) the Person or Persons holding a majority of the Shares that are then deemed to be held by the Avista Investor Group and (iii) the Person or Persons holding a majority of the shares of Common Stock that are then deemed to be held by the Crestview Investor Group, and any attempted assignment of rights or obligations in violation of this Section 7.6 shall be null and void.

Section 7.7                                    Termination. This Agreement shall terminate automatically (without any action by any party hereto) as to each Investor when such Investor ceases have an Investor Ownership Percentage of at least 5% and shall terminate automatically (without any action by any party hereto) as to all parties when each Investor ceases to have an Investor Ownership Percentage of at least 5%. In the event of any termination of this Agreement as provided in this Section 7.7, this Agreement shall forthwith become wholly void and of no further force or effect (except for Section 3.1(f), Section 6.5 and this Article VII) and there shall be no liability on the part of any parties hereto or their respective officers or directors, except as provided in this Article VII. Notwithstanding the foregoing, no party hereto shall be relieved from liability for any willful breach of this Agreement.

Section 7.8                                    Non-Recourse. Notwithstanding anything that may be expressed or implied in this Agreement or any document or instrument delivered in connection herewith, and notwithstanding the fact that certain of the Investors may be partnerships or limited liability companies, by its acceptance of the benefits of this Agreement, the Company and each Stockholder covenant, agree and acknowledge that no Person (other than the parties hereto) has any obligations hereunder, and that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, general or limited partner or member of any Investor or of any Affiliate or assignee thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current and future Investor, controlling persons, directors, officers, employees, agents, affiliates, members, managers, general or limited partners or assignees of the Investors or any former, current or future Investor, controlling person, director, officer, employee, general or limited partner, member, manager, Affiliate, agent or assignee of any of the foregoing, as such for any obligation of any Investor under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

Section 7.9                                    Notices. Any and all notices, designations, offers, acceptances or other communications provided for herein shall be given (a) when delivered personally by hand, (b) when sent by email or facsimile, (c) when received or rejected by the addressee if sent by registered or certified mail, postage prepaid, return receipt requested, or (d) when received or rejected if sent by overnight courier:

if to the Company, to:

WideOpenWest, Inc.

7887 East Belleview Avenue, Suite 1000

Englewood, Colorado 80111

Attn: Craig Martin, General Counsel

Facsimile: (269) 567-4193

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attention: Joshua N. Korff, P.C. and Brian Hecht

Facsimile: (212) 446-4900

if to the Avista Investor Group, to:

Avista Capital Partners

65 East 55th Street, 18th Floor

New York, New York 10022

Attention: David Burgstahler, Joshua Tamaroff and Ben Silbert

Facsimile: (212) 593-6901

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attention: Joshua N. Korff, P.C. and Brian Hecht

Facsimile: (212) 446-4900

if to the Crestview Investor Group, to:

c/o Crestview Partners III, L.P.

667 Madison Avenue, 10th Floor

New York, New York 10065

Attention: Brian Cassidy, Daniel Kilpatrick and Jeff Marcus

Facsimile: (212) 906-0780

with a copy (which shall not constitute written notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

Attention: Kenneth M. Schneider and Neil Goldman

Facsimile:  (212) 757-3990

or to such other address as may be designated by such party in writing to the Company, and to any other Stockholder, to such Stockholder’s address as set forth in the records of the Company.

Section 7.10          Severability. If any portion of this Agreement shall be declared void or unenforceable by any court or administrative body of competent jurisdiction, then, so long as no party is deprived of the benefits of this Agreement in any material respect, such portion shall be deemed severable from the remainder of this Agreement, which shall continue in all respects valid and enforceable.

Section 7.11          Headings. The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereto.

Section 7.12          No Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and successors, and, except as provided in Section 6.5, Section 7.4 and Section 7.8, nothing herein, express or implied, is intended to or shall confer upon any other Person or entity, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 7.13          Recapitalizations; Exchanges, Etc. The provisions of this Agreement shall apply to the full extent set forth herein with respect to Common Stock, to any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Common Stock, by reason of a stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or otherwise.

Section 7.14          Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument. Copies of executed counterparts transmitted by telecopy or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 7.14.

[The remainder of this page intentionally left blank]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above.

WIDEOPENWEST, INC.

By:
Name:
Title:

[Signature Page to Stockholders’ Agreement]

AVISTA CAPITAL PARTNERS, L.P.

By:	Avista Capital Partners GP, LLC
Its:	General Partner

By:
Name:
Title:

AVISTA CAPITAL PARTNERS (OFFSHORE), L.P.

By:	Avista Capital Partners GP, LLC
Its:	General Partner

By:
Name:
Title:

AVISTA CAPITAL PARTNERS III, L.P.

By:	Avista Capital Partners III GP, L.P.
Its:	General Partner

By:	Avista Capital Managing Member, LLC
Its:	General Partner

By:
Name:
Title:

[Signature Page to Stockholders’ Agreement]

AVISTA CAPITAL PARTNERS (OFFSHORE) III, L.P.

By:	Avista Capital Partners III GP, L.P.
Its:	General Partner

By:	Avista Capital Managing Member, LLC
Its:	General Partner

By:
Name:
Title:

AVISTA CAPITAL PARTNERS (OFFSHORE) III-A, L.P.

By:	Avista Capital Partners III GP, L.P.
Its:	General Partner

By:	Avista Capital Managing Member, LLC
Its:	General Partner

By:
Name:
Title:

ACP RACECAR CO-INVEST, LLC

By:	Avista Capital Partners III GP, L.P.
Its:	Manager

By:	Avista Capital Managing Member, LLC
Its:	General Partner

By:
Name:
Title:

[Signature Page to Stockholders’ Agreement]

ACP RACECAR CO-INVEST II, LLC

By:	Avista Capital Partners III GP, L.P.
Its:	Manager

By:	Avista Capital Managing Member, LLC
Its:	General Partner

By:
Name:
Title:

[Signature Page to Stockholders’ Agreement]

CRESTVIEW W1 CO-INVESTORS, LLC

By:
Name:
Title:

CRESTVIEW W1 TE HOLDINGS, LLC

By:
Name:
Title:

CRESTVIEW W1 HOLDINGS, L.P.

By:	Crestview W1 GP, LLC
Its:	General Partner

By:
Name:
Title:

[Signature Page to Stockholders’ Agreement]

MANAGEMENT STOCKHOLDERS:

[Signature Page to Stockholders’ Agreement]

Schedule I

EXHIBIT A

JOINDER TO THE STOCKHOLDERS’ AGREEMENT

[•], 20[•]

This Joinder Agreement (the “Joinder Agreement”) is made as of the date written above by the undersigned (the “Joining Party”) in accordance with the Stockholders’ Agreement dated as of [•], 2017 (as amended and restated or otherwise modified from time to time, the “Stockholders’ Agreement”) among WideOpenWest, Inc. and the other persons listed on the signature pages thereto. Capitalized terms used, but not defined, herein shall have the respective meanings of ascribed to such terms in the Stockholders’ Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to the Stockholders’ Agreement as of the date hereof and shall have all of the rights and obligations of a[n] [“Investor”] // [“Management Stockholder”] thereunder as if it had executed the Stockholders’ Agreement Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Stockholders’ Agreement Agreement.

Name:
Address:
Telephone:
Facsimile:

AGREED ON THIS [ ] day of [ ], 20  :

WIDEOPENWEST, INC.

By:
Name:
Title:

Exhibit B

Registration Rights Agreement